UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020 (May 18, 2020)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 18, 2020, Carriage Services, Inc. (the “Company”) entered into a limited waiver and fourth amendment (the “Fourth Amendment”) to its senior secured revolving credit facility dated May 31, 2019 (as amended, the “Credit Facility”) with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Pursuant to the Fourth Amendment we received a waiver under our Credit Facility for the failure to comply with the Total Leverage Ratio covenant for the fiscal quarter ended March 31, 2020. In addition, the interest rate margin applicable to amounts outstanding under the Credit Facility, which is based on the Company’s Total Leverage Ratio (as defined in the Credit Facility), was increased as shown on the following pricing grid:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate/Letter of Credit Fees	Base Rate
1	< 3.50 : 1.00	2.250%	1.250%
2	< 4.25 : 1.00 but ≥ 3.50 : 1.00	2.375%	1.375%
3	< 5.00 : 1.00 but ≥ 4.25 : 1.00	2.500%	1.500%
4	≥ 5.00 : 1.00	3.000%	2.000%
The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
 (e)

Cancellation of Previously Issued Performance Awards
On May 19, 2020, Melvin C. Payne, the Chairman of the Board and Chief Executive Officer of the Company; William W. Goetz, the President and Chief Operating Officer of the Company; Viki K. Blinderman, the Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary of the Company; Carl B. Brink, the Senior Vice President, Chief Financial Officer and Treasurer of the Company; Paul D. Elliott, the Senior Vice President and Regional Partner of the Company; and Shawn R. Phillips, the Senior Vice President and the Head of Strategic and Corporate Development of the Company, each agreed to the cancellation of two separate Performance Award Agreements previously awarded by the Company to each of the above named individuals in February 2019 and February 2020 (collectively, the “Agreements”). Prior to such cancellation, each of the Agreements provided for contingent compensation, which was payable to such individuals in shares of the Company’s common stock, based on the performance of the Company over a five-year period from the date of grant.
The table below sets forth the number of Performance Awards previously granted to each of the above-named individuals pursuant to the Agreements in 2019 and 2020, respectively, and the number of Performance Awards cancelled on May 19, 2020.
2019:

Named Executive Officer	Performance Awards Granted	Performance Awards Cancelled
Melvin C. Payne	100,000	100,000
William W. Goetz	35,000	35,000
Viki K. Blinderman	10,500	10,500
Carl C. Brink	10,500	10,500
Paul D. Elliott	10,500	10,500
Shawn R. Phillips	10,500	10,500

2020:

Named Executive Officer	Performance Awards Granted	Performance Awards Cancelled
Melvin C. Payne	40,000	40,000
William W. Goetz	20,000	20,000
Viki K. Blinderman	9,000	9,000
Carl C. Brink	9,000	9,000
Paul D. Elliott	9,000	9,000
Shawn R. Phillips	9,000	9,000

Issuance of New Performance Awards

On May 19, 2020, the Company’s Compensation Committee approved a new Performance Award Agreement (the “New Agreement”) for eligible employees, including the Company’s executive officers. Pursuant to the New Agreement, the target share awards for each of the Company’s executive officers (each, an “Award”) will vest on December 31, 2024 (the “Vesting Date”) if the Company’s common stock reaches one of five pre-determined growth targets for a sustained period beginning on the grant date of May 19, 2020 and ending on December 31, 2024 (the “Performance Period”).

The Award will result in Ms. Blinderman and Messrs. Brink, Elliott and Phillips (each an “Executive”) each being awarded 13,974 shares if the average closing price of the Company’s common stock, during any twenty consecutive day period during the Performance Period (the “Average Closing Price”), reaches $35.78 (“Target 1”); 22,789 shares will be awarded to each Executive if the Average Closing Price of the Company’s common stock reaches $43.88 (“Target 2”); 32,778 shares will be awarded to each Executive if the Average Closing Price of the Company’s common stock reaches $53.39 (“Target 3”); 38,772 shares will be awarded to each Executive if the Average Closing Price of the Company’s common stock reaches $64.48 (“Target 4”); and 45,255 shares will be awarded to each Executive if the Average Closing Price of the Company’s common stock reaches $77.34 (“Target 5”).

With respect to Mr. Goetz, the Award will result in 33,538 shares being awarded to him if the Average Closing Price of the Company’s common stock reaches Target 1; 61,531 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 2; 93,650 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 3; 108,561 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 4; and 129,299 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 5.

With respect to Mr. Payne, the Award will result in 55,897 shares being awarded to him if the Average Closing Price of the Company’s common stock reaches Target 1; 91,158 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 2; 140,476 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 3; 155,087 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 4; and 181,019 shares will be awarded to him if the Average Closing Price of the Company’s common stock reaches Target 5.

The Awards are designed to directly align certain forms of equity compensation payable to the Company’s executive officers with long-term stockholder value creation and sustainable high performance by the Company. The foregoing descriptions of the material terms of the Awards do not purport to be complete and are qualified in their entirety by reference to the New Agreement, the form of which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2020 Annual Meeting of Stockholders of the Company was held on May 19, 2020. The matters presented for a vote and the related results are as follows:
PROPOSAL 1 - ELECTION OF DIRECTORS
Proposal 1 was the election of the nominees to serve as Class III directors for a three-year term expiring on the date of the 2023 annual meeting. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Douglas B. Meehan	7,443,917	6,375,902	2,298,440
Donald D. Patteson, Jr.	5,862,983	7,956,836	2,298,440
Pursuant to the foregoing vote, Mr. Meehan was duly elected as a Class III director.
Mr. Patteson did not receive a majority of the votes cast in the affirmative and, pursuant to the terms of the Company’s Amended and Restated By-laws, tendered his resignation to the Board of Directors (the “Board”), with the effectiveness of such resignation being conditioned on the Board’s acceptance of such resignation. The Board subsequently considered Mr. Patteson’s resignation, including a full discussion, wherein the Board agreed that Mr. Patteson’s deep knowledge and understanding of the Company achieved through years of service as a Board member, his prior executive leadership experience as both a Chief Executive Officer and Chief Financial Officer, his service as the Company’s Audit Committee Chairman, and his consistent and valued contributions, questions and insights, make Mr. Patteson an invaluable member of the Board. Mr. Patteson’s tendered resignation was unanimously rejected by the Board on May 21, 2020.
PROPOSAL 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Proposal 2 was to approve, on an advisory basis, our Named Executive Officer compensation. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,923,165	878,600	18,054	2,298,440
Pursuant to the foregoing vote, the Named Executive Officer compensation, as disclosed in the Proxy Statement for the 2020 Annual Meeting of Stockholders of the Company, was approved. The Board and the Compensation Committee will carefully consider the voting results when making future decisions regarding executive compensation.
PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 3 was the ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,095,928	18,356	3,975	—
Pursuant to the foregoing vote, the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified.

ITEM 8.01     OTHER EVENTS.
On May 19, 2020, the Company announced its Board’s decision to increase the annual dividend $0.05 to $0.35 annually, beginning with the next dividend declaration in the third quarter of 2020. The declaration and amount of any future dividends, and any future increase (or decrease) in such amount, is at the discretion of the Board of the Company and subject to the Company’s financial condition, results of operations, cash flows and other factors the Board deems relevant.

ITEM 9.01    FINANCIAL STATMENTS AND EXHIBITS.
    The following are filed as part of this Current Report on Form 8-K:

10.1
Limited Waiver and Fourth Amendment to Credit Agreement, dated as of May 18, 2020, by and among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, as administrative agent, swing line lender and L/C issuer.

10.2	Form of Performance Award Agreement under Carriage Services, Inc. 2017 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: May 22, 2020	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Chief Accounting Officer and Secretary
(Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit	Description

10.1
Limited Waiver and Fourth Amendment to Credit Agreement, dated as of May 18, 2020, by and among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, as administrative agent, swing line lender and L/C issuer.

10.2	Form of Performance Award Agreement under Carriage Services, Inc. 2017 Omnibus Incentive Plan.